Exhibit 4.32

WAIVER AND AGREEMENT

This Waiver and Agreement (this “Agreement”), dated as of July 25, 2022, is being provided by Waldencast Acquisition Corp., a Cayman Islands exempted company and which following the Domestication, shall become Waldencast plc, a Jersey public limited company (the “Company”), to the undersigned Insider (as defined in the Letter Agreement referred to below) and shareholder of the Company. Unless otherwise stated herein, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Company’s Registration Statement on Form F-4 filed with the Securities and Exchange Commission by the Company, as amended, effective as of July 6, 2022 (File No. 333-262692) (the “Registration Statement”).

WHEREAS, reference is made to (a) that certain Letter Agreement, dated as of March 15, 2021, by and among the Company (the “Letter Agreement”), Waldencast Long-Term Capital LLC, a Cayman Islands limited liability company (the “Sponsor”), and the other individuals party thereto, as supplemented by that certain Joinder to the Letter Agreement, dated as of July 7, 2022 (the “Letter Agreement Joinder”), by and between the Company and Burwell Mountain PTC LLC, as trustee of Burwell Mountain Trust (“Burwell”), (b) that certain Warrant Agreement, dated as of March 15, 2021 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (“Continental”), (c) that certain Forward Purchase Agreement, dated February 22, 2021, by and between the Company and each of the purchasers listed on the signature pages thereto, as supplemented by that certain Assignment, Assumption & Joinder to the Forward Purchase Agreement, dated as of December 20, 2021, by and between the Sponsor and Burwell (together, the “Forward Purchase Agreement”), (d) that certain Registration Rights Agreement, dated as of March 15, 2021, by and among the Company, the Sponsor, and the other parties listed on the signature pages thereto, as supplemented by that certain Joinder to the Registration Rights Agreement, dated as of July 25, 2022, by and between the Company, the Sponsor and Burwell (together, the “IPO Registration Rights Agreement”), (e) that certain form of Amended and Restated Registration Rights Agreement substantially in the form filed as Annex I to the Registration Statement (together, the “PubCo Registration Rights Agreement” and, together with the IPO Registration Rights Agreement, the “Registration Rights Agreements”), by and among the Company, the Sponsor, Burwell, and the other individuals party thereto (f) that certain Sponsor Support Agreement, dated as of November 15, 2021, by and among the Company, the Sponsor, the directors of the Company whose names appear on the signature pages thereto, and Obagi Global Holdings Limited, as supplemented by that certain Joinder to the Obagi Sponsor Support Agreement, dated as of July 25, 2022, by and among the Company, the Sponsor, the directors of the Company whose names appear on the signature pages thereto, Obagi Global Holdings Limited, and Burwell (together, the “Obagi Sponsor Support Agreement”), (g) that certain Sponsor Support Agreement, dated as of November 15, 2021, by and among the Company, the Sponsor, the directors of the Company whose names appear on the signature pages thereto, and Shareholder Representative Services LLC (solely in its capacity as representative of the equityholders of Milk Makeup LLC), as supplemented by that certain Joinder to the Milk Sponsor Support Agreement, dated as of July 25, 2022, by and among the Company, the Sponsor, the directors of the Company whose names appear on the signature pages thereto, Shareholder Representative Services LLC (solely in its capacity as representative of the equityholders of Milk Makeup LLC), and Burwell (together, the “Milk Sponsor Support Agreement” and, together with the Obagi Sponsor Support Agreement, the “Sponsor Support Agreements”), (h) that certain Securities Subscription Agreement, dated as of January 12, 2021, by and between the Company and the Sponsor, as supplemented by that certain Joinder to the Securities Subscription Agreement, dated as of July 25, 2022, by and among the Company, the Sponsor and Burwell (together, the “Securities Subscription Agreement”), and (i) that certain Working Capital Convertible Promissory Note, dated as of August 18, 2021, by and between the Company and the Sponsor (the "Working Capital Loan"), (the agreements and other documents contemplated by clauses (a)-(i), the “Business Combination Agreements”);

WHEREAS, prior to the closing of the Business Combination, the Sponsor shall transfer certain Founders Shares and Private Placement Warrants to Burwell, and (i) pursuant to the Letter Agreement, certain shareholders, including Burwell, have agreed not to Transfer (as such term is defined in the Letter Agreement) (a) Founder Shares (or Class A ordinary shares issuable upon conversion thereof) or (b) Private Placement Warrants (or Class A ordinary shares issued or issuable upon the exercise or conversion of the Private Placement Warrants) (the securities contemplated by clauses (a)-(b) and the Working Capital Loan Warrants (as defined below), the “Letter Agreement Lock-up Securities”) prior to the expiration of the Lock-up Periods (as defined in the Letter Agreement); (ii) pursuant to the Sponsor Support Agreements, certain shareholders, including Burwell, have agreed not to transfer any Letter Agreement Lock-up Securities prior to the Expiration Time (as defined in the Sponsor Support Agreements); and (iii) pursuant to the Securities Subscription Agreement, certain shareholders, including Burwell, have agreed not to transfer the Founder Shares (or Class A ordinary shares issuable upon conversion thereof) prior to the expiration of the Founder Shares Lock-up Period (as defined in the Letter Agreement);

WHEREAS, immediately following the closing of the Business Combination, the Sponsor shall transfer certain private placement warrants acquired pursuant to the Working Capital Loan (the “Working Capital Loan Warrants”) to Burwell and, pursuant to the Working Capital Loan, the Sponsor Support Agreements and the Letter Agreement, certain shareholders, including Burwell, have agreed not to transfer any Working Capital Loan Warrants prior to the expiration of the Private Placement Warrants Lock-up Period (as defined in the Letter Agreement);

WHEREAS, immediately prior to or upon closing of the Business Combination, Burwell shall receive the Forward Purchase Shares (as defined in the Forward Purchase Agreement) and Forward Purchase Warrants (as defined in the Forward Purchase Agreement) and, pursuant to the Forward Purchase Agreement, certain shareholders, including Burwell, have agreed not to transfer any (a) Forward Purchase Shares or (b) Forward Purchase Warrants (or Class A ordinary shares issued or issuable upon the exercise or conversion of the Forward Purchase Warrants) (the securities contemplated by clauses (a)-(b), the “Forward Purchase Agreement Lock-up Securities” and, together with the Letter Agreement Lock-up Securities, the “Lock-up Securities”) prior to the expiration of the Lock-up Period (as defined in the Forward Purchase Agreement); and

WHEREAS, the Company has determined that it is in its best interests and the interests of its shareholders to (i) waive certain restrictions on transferring and pledging the Lock-up Securities under the Business Combination Agreements on the terms and subject to the conditions set forth herein and (ii) provide the Collateral Agent (as defined below) with certain rights under the Business Combination Agreements in connection with the Lien Grant (as defined below) and the Loan (as defined below);

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:

1.	Effectiveness. Following the execution of this Agreement by the Company and Burwell, this Agreement will be effective as to the Company and Burwell in accordance with Section 12 of the Letter Agreement, Section 8(l) of the Forward Purchase Agreement, Section 3.6 of the Sponsor Support Agreements, Section 6.5 of the Securities Subscription Agreement, Section 14 of the Working Capital Loan, Section 9.8 of the Warrant Agreement and Section 5.5 of the Registration Rights Agreements.

2.	Documentation of Securities Holdings. The Company shall or shall instruct the Company’s transfer agent to provide Burwell and Collateral Agent with evidence of Burwell’s holdings of the Lock-up Securities on the date such securities are issued or transferred to Burwell and as may be reasonably requested by Burwell and/or the Collateral Agent from time to time thereafter.

3.	Waiver. The restrictions set forth in Section 7(a) and Section 7(b) of the Letter Agreement, Section 4(a) of the Forward Purchase Agreement, Section 1.2 of the Sponsor Support Agreements, Sections 5.1 and 5.2 of the Securities Subscription Agreement and Section 16 of the Working Capital Loan, in each case, are hereby waived, solely to the extent necessary to permit (i) the Sponsor and Burwell to pledge or otherwise hypothecate, or grant a security interest in (any of the foregoing, a “Lien Grant”), up to one hundred percent (100%) of the Lock-up Securities held by Burwell and any securities that may be issued to or acquired by Burwell after the date of this Agreement (the securities that are actually subject to such Lien Grant, the “Pledged Equity”) to one or more lenders, or a collateral agent or other representative of such lenders (such lender(s), collateral agent or other representative, the “Collateral Agent”), as collateral for loans made by such lenders to Burwell (collectively, the “Loan”) the principal purpose of which is to finance Burwell’s payment obligations owed at or in connection with the closing of the Business Combination and (ii) following an event of default and exercise of remedies by the Collateral Agent in accordance with the definitive documentation governing such Lien Grant and the Loan (such definitive documentation, as may be amended or modified from time to time in accordance with the terms thereof and subject to Section 9 below, the “Loan Documents”), foreclosure on, or a sale, assignment, transfer or other disposition of, the Pledged Equity done in accordance with the remaining provisions of this paragraph and the applicable Business Combination Agreements; provided, however, that such waiver in this clause (ii) shall apply and be effective only if the following conditions are satisfied or waived: (a) prior to the exercise of other remedies under the Loan Documents, the Collateral Agent shall execute a joinder to the Letter Agreement pursuant to which it agrees to be bound by the transfer restrictions in the Letter Agreement (as modified by this Agreement) if such agreement remains in effect; (b) the Collateral Agent shall be a nationally, internationally or regionally recognized bank or other financial institution, private equity or debt fund or other entity engaged in the business of originating, acquiring, servicing, agenting or administering business loans (provided that in no event shall the Collateral Agent that has been provided such a Lien Grant be a direct competitor of the Company or any of its subsidiaries (provided that for the avoidance of doubt, the Collateral Agent shall not be considered a competitor as a result of its serving as a lender, collateral agent, administrative agent or in similar capacities in connection with other companies (including competitors of the Company) or taking any actions, including in connection with foreclosures and other exercises of remedies, under other agreements to which it may be a party, or having beneficial ownership of securities of competitors of the Company as a result of such actions or otherwise)); and (c) Burwell shall retain all voting rights with respect to the Pledged Equity unless and only to the extent an event of default has occurred and is continuing under the Loan Documents. The Company acknowledges and agrees that there are no other agreements, to which it, or to its knowledge, its controlled affiliates are a party, and it and its controlled affiliates shall not enter into any such agreements, restricting the actions in clauses (i) and (ii) of the foregoing sentence with respect to the Pledged Equity or contrary to this Agreement.

4.	Permitted Transferee. The Collateral Agent shall constitute a permitted transferee pursuant to Section 7(c) of the Letter Agreement and Section 4(a) of the Forward Purchase Agreement, and, in connection with a foreclosure under the Loan Documents, Section 2.6 of the Warrant Agreement, Sections 5.2.2 of the Registration Rights Agreements and Section 16 of the Working Capital Loan.

5.	Event of Default or Foreclosure. Upon receipt of written notice from the Collateral Agent of an event of default under the Loan Documents (which notice shall identify such event of default), the Company agrees to take all commercially reasonable actions that the Collateral Agent requests in writing that are reasonably necessary to facilitate that the rights of Burwell under the Business Combination Agreements are assigned to the Collateral Agent, including by permitting the Collateral Agent to execute any joinders thereto, and will reasonably cooperate with the Collateral Agent with respect to any foreclosure or other exercise of remedies available to the Collateral Agent under the Loan Documents.

6.	Registration Rights. The Company hereby agrees that (i) in connection with the Loan Documents, it will include a footnote in the Selling Stockholder or similar section of the resale registration statement to be filed in connection with the Registration Rights Agreements describing the Lien Grant reasonably acceptable to the Collateral Agent and provide such resale registration statement to the Collateral Agent, including the lenders under the Loan Documents, and their respective counsel, for review, (ii) it will amend or supplement any resale registration statement or prospectus to be filed in connection with the Registration Rights Agreements to the extent necessary to allow the Collateral Agent to use such resale registration statement to sell, assign, transfer or otherwise dispose of the Pledged Equity in connection with any foreclosure or exercise of other remedies under the Loan Documents and provide such resale registration statement to the Collateral Agent, including the lenders under the Loan Documents, and their respective counsel, for review; and (iii) upon an event of default, foreclosure or other exercise of remedies in connection with the Loan Documents, the Pledged Equity will constitute “Registrable Securities” (as defined in the Registration Rights Agreements) of the Collateral Agent and the Collateral Agent will have the rights of a “Holder” under the Registration Rights Agreements. In connection with an event of default under the Loan Agreements, the Company agrees to enter into a joinder to the Registration Rights Agreements with the Collateral Agent. The provisions related to registration rights herein will be in addition to the PubCo Registration Rights Agreement and shall not be superseded thereby.

7.	Removal of Legends. Following the expiration or waiver (including, for the avoidance of doubt, the waivers provided for in this Agreement) of the applicable Lock-Up Periods, in connection with any sale or other disposition of the Pledged Equity pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rule 144 under the Securities Act, the Company agrees to reasonably cooperate with Burwell and/or the Collateral Agent with respect to the removal of any restrictive legends on the Pledged Equity to the extent permitted by applicable law, including by providing any representation and instruction letters, opinion reliance letters, customary legal opinions of its counsel and other documentation, if any, required by the transfer agent.

8.	Insider Trading Policies. The Company hereby acknowledges and confirms that the Loan Documents are permitted under (i) that certain Waldencast Acquisition Corp. Policy on Insider Trading (the “SPAC Insider Trading Policy”) and (ii) that certain form of Waldencast plc Policy on Insider Trading (the “PubCo Insider Trading Policy” and, together with the SPAC Insider Trading Policy, the “Insider Trading Policies”).

9.	Working Capital Loan. The Company hereby acknowledges and confirms that the Working Capital Loan Warrants are subject to the Letter Agreement and hereby confirms that the Letter Agreement, as supplemented by the Letter Agreement Joinder, provides reasonably satisfactory evidence to the Company of Burwell’s agreement to be bound by the restrictions on transfer contained in the Working Capital Note.

10.	Loan Documents. The Burwell hereby certifies that it has provided true, correct and complete copies of the executed material Loan Documents on or prior to the date hereof. Upon any supplement, amendment, restatement, waiver or other modification of any Loan Document, the Burwell shall promptly provide a copy of the same to the Company.

11.	Funding. The parties hereto agree that the funds provided pursuant to the Loan Documents to purchase the Forward Purchase Agreement Securities may be sent directly by one or more lenders of the Loan to the account designated by the Company in connection with the sale of the Forward Purchase Agreement Securities under the Forward Purchase Agreement, and, upon the occurrence of the earlier of (i) the Business Combination does not close within thirty (30) days after the lender(s) deliver the funds to such account, (ii) the termination of the Business Combination or the Forward Purchase Agreement, or (iii) any other return of funds delivered in connection with the FPS Purchase Price, the Company shall promptly return all such funds directly to the lender(s) in accordance with written instructions provided by the Collateral Agent.

12.	Joinder to Letter Agreement. Upon receipt of written notice from the Collateral Agent of an event of default under the Loan Documents (which notice shall identify such event of default), Burwell shall take all actions to cause the Collateral Agent to execute a joinder to the Letter Agreement pursuant to Section 13 of the Letter Agreement.

13.	Reliance. The parties hereto agree that the Collateral Agent may rely upon the acknowledgements, understandings and agreements of the parties made in this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Collateral Agent is an express third-party beneficiary of this Agreement, and this Agreement may not be amended, modified, waived or terminated without the prior written consent of the Collateral Agent (acting at the written direction of the Required Lenders (as defined in the Loan Agreement). The Company agrees that it will not treat the Collateral Agent as an “affiliate” (as such term is defined in Rule 144 under the Securities Act) of the Company solely by reason of the Loan Documents or any event of default, foreclosure or exercise of remedies in connection therewith.

14.	Amendment; Waiver; Modification. Except as expressly provided herein, this Agreement shall not constitute an amendment, modification or waiver of any provision of the Letter Agreement, the Forward Purchase Agreement, the Sponsor Support Agreements, the Securities Subscription Agreement, the Working Capital Loan, the Warrant Agreement or the Registration Rights Agreements or any rights or obligations of any party under or in respect of the Letter Agreement, the Forward Purchase Agreement, the Sponsor Support Agreements, the Securities Subscription Agreement, the Working Capital Loan, the Warrant Agreement or the Registration Rights Agreements. Except as set forth herein, the Letter Agreement, the Forward Purchase Agreement, the Sponsor Support Agreements the Securities Subscription Agreement, the Working Capital Loan, the Warrant Agreement and the Registration Rights Agreements shall continue in full force and effect. This Agreement shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Letter Agreement, the Forward Purchase Agreement, the Sponsor Support Agreements, the Securities Subscription Agreement, the Working Capital Loan, the Warrant Agreement and the Registration Rights Agreements.

15.	Governing Law; Etc. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16.	Execution. This Agreement may be executed in any number of original or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first set forth above.

COMPANIES:

WALDENCAST ACQUISITION CORP.

By:	/s/ Michel Brousset
	Name:	Michel Brousset
	Title:	Chief Executive Officer

BURWELL:

BURWELL MOUNTAIN TRUST

By: BURWELL MOUNTAIN PTC LLC AS TRUSTEE OF BURWELL
MOUNTAIN TRUST

/s/ Rodrigo Vidal
Name:	Rodrigo Vidal
Title:	Manager